US5974635 006975-0846 EXECUTION VERSION AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT This AMENDMENT NO. 4 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of March 26, 2021, is among BABCOCK & WILCOX ENTERPRISES, INC., a Delaware corporation (the “Borrower”), BANK OF AMERICA, N.A., in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement described below) (in such capacity, the “Administrative Agent”), and each of the Lenders party hereto, for purposes of Sections 1, 2, 5(a), 6, and 8 hereof, acknowledged and agreed by certain Subsidiaries of the Borrower, as Guarantors, and, for purposes of Section 5(b), B. Riley Financial, Inc., as Limited Guarantor. W I T N E S S E T H: WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement, dated as of May 14, 2020 (as amended through Amendment No. 1, dated as of October 30, 2020, Amendment No. 2, dated as of February 8, 2021, Amendment No. 3, dated as of March 4, 2021, and from time to time further amended, supplemented, restated, amended and restated or otherwise modified the “Credit Agreement”; capitalized terms used in this Amendment not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement (as amended hereby)), pursuant to which the Revolving Credit Lenders have provided the Revolving Credit Facility to the Borrower and the Term Loan Lenders have provided the Term Loan Facility to the Borrower; and WHEREAS, the Borrower has requested that the Administrative Agent and the Required Lenders agree to, among other items, (i) amend Section 7.01 (Indebtedness) to permit the incurrence of unsecured bonds in an additional principal amount of up to $150,000,000 and (ii) modify the calculation of the Senior Leverage Ratio used to determine compliance with Section 7.16(b) (Senior Leverage Ratio) of the Credit Agreement; and WHEREAS, the Borrower, the Administrative Agent and the Lenders signatory hereto are willing to effect such amendments on the terms and conditions contained in this Amendment. NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows: 1. Amendments to the Credit Agreement. The Credit Agreement is, effective as of the Amendment No. 4 Effective Date, hereby amended as follows: (a) Section 1.01 (Defined Terms) of the Credit Agreement shall be amended by inserting the following new definitions in the appropriate alphabetical order in Section 1.01:

US5974635 006975-0846 2 “Additional Notes Indebtedness” means Notes Indebtedness issued pursuant to Section 7.01(q)(y). “Amendment No. 4” means that certain Amendment No. 4, dated as of the Amendment No. 4 Effective Date, by and among the Loan Parties, the Administrative Agent and the Lenders party thereto. “Amendment No. 4 Effective Date” means March 26, 2021, the date on which the conditions precedent to the effectiveness of Amendment No. 4 were satisfied. “Cash Balance” means the aggregate amount of the unrestricted cash and Cash Equivalents held by the Borrower and its Subsidiaries. “Existing Notes Indenture” has the meaning specified in Section 7.01(q). “Test Date” has the meaning specified in Section 2.09(d)(iv)(B). (b) The definition of “Commitment Reduction Amount” in Section 1.01 (Defined Terms) of the Credit Agreement shall be amended by inserting the text underlined below to read in its entirety as follows: “Commitment Reduction Amount” means (x) for reductions under the Revolving Credit Commitments, (a) with respect to any Prepayment Event under clause (a) of the definition thereof, the Net Cash Proceeds of such event required to be utilized pursuant to Section 2.05(b) to make such a prepayment (including any amount that may be retained by the Borrower pursuant to Section 2.05(b)(iv)), provided that with respect to any Prepayment Event under clause (a)(iii), such Commitment Reduction Amount shall be only an amount equal to 50% of the Net Cash Proceeds of such event required to be utilized pursuant to Section 2.05(b) to make such a prepayment, (b) with respect to the issuance or other incurrence by the Borrower or any of its Subsidiaries of any unsecured Indebtedness pursuant to either (x) Section 7.01(i) in an aggregate principal amount outstanding in excess of $15,000,000 or (y) Section 7.01(o), in each case other than any such Indebtedness that constitutes Subordinated Debt, an amount equal to 50% of the aggregate principal amount of the incurrence of such Indebtedness and (c) with respect to the issuance or other incurrence by the Borrower or any of its Subsidiaries of any Notes Indebtedness (other than (i) Additional Notes Indebtedness or (ii) as a result of a Cashless Term Loan Prepayment), an amount equal to 75% of the aggregate principal amount of the incurrence of such Indebtedness and (y) for reductions under the Term Loan Working Capital Commitments, with respect to any Prepayment Event under clause (a)(iii) of the definition thereof in connection with Prepayment Events, an amount equal to 50% of the Net Cash Proceeds of such event required to be utilized pursuant to Section 2.05(b) to make such a prepayment.

US5974635 006975-0846 3 (c) Clause (b) of the definition of “Prepayment Event” in Section 1.01 (Defined Terms) of the Credit Agreement shall be amended by inserting the text underlined below to read in its entirety as follows: (b) the incurrence by the Borrower or any of its Subsidiaries of any Indebtedness, other than Indebtedness permitted under Section 7.01, but including any Notes Indebtedness permitted pursuant to Section 7.01(q)(x). (d) The definition of “Senior Leverage Ratio” in Section 1.01 (Defined Terms) of the Credit Agreement shall be amended by inserting the text underlined below to read in its entirety as follows: “Senior Leverage Ratio” means, with respect to the Borrower and its Subsidiaries as of any day, the ratio of (a) Financial Covenant Debt of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP as of such day to (b) EBITDA for the Borrower and its Subsidiaries for the last four full Fiscal Quarters ending on or prior to such day for which the financial statements and certificates required by Section 6.01(a) or 6.01(b) have been delivered; provided that, solely for the purposes of calculating the Senior Leverage Ratio to determine compliance with Section 7.16(b), the Cash Balance that exceeds $30,000,000 as of such day shall be subtracted from Financial Covenant Debt. (e) Clause (iv)(B) of Section 2.09(d) (Existing Credit Agreement Fees) shall be amended and restated in its entirety as follows: (B) the remainder of the outstanding Deferred Ticking Fees and Other Amendment Fees shall be payable on the earlier of (a) the last day of the Availability Period with respect to the Revolving Credit Facility and (b) the later of (I) the date on which the Borrower incurs Additional Notes Indebtedness in an aggregate principal amount that exceeds $30,000,000 and (II) the later of (x) each date set forth below with respect to each corresponding “Aggregate Amount Payable” if the Revolving Credit Facility Termination Date does not occur prior to or simultaneously with such date and (y) the last Business Day of any calendar month (any such date, a “Test Date”) on which the Cash Balance exceeds $50,000,000, provided that, if after giving pro forma effect to the payment of such portion of fees owed under this Section 2.09(d)(iv)(B) the Cash Balance does not exceed $50,000,000, (i) such payment shall not exceed the amount that would cause the Cash Balance to equal $50,000,000 and (ii) accumulated unpaid amounts of such portion or portions of such fees shall be paid on the next Test Date on which the Cash Balance exceeds $50,000,000 in an amount not to exceed the amount that would cause the Cash Balance to equal $50,000,000 after giving pro forma effect to the payment of such fees; provided that the Deferred Ticking Fees and Other Amendment Fees shall be waived in the amounts set forth below in the column titled “Aggregate

US5974635 006975-0846 4 Amount Waived”, if the Revolving Credit Facility Termination Date occurs on or before the date as set forth below: Date Aggregate Amount Waived Aggregate Amount Payable June 30, 2021 $9,000,000.00 $3,000,000.00 July 31, 2021 $6,000,000.00 $3,000,000.00 August 31, 2021 $3,000,000.00 $1,500,000.00 September 30, 2021 $1,500,000.00 $750,000.00 October 31, 2021 $750,000.00 $375,000.00 November 30, 2021 $375,000.00 $375,000.00 (f) Section 6.01(d) (Monthly Reports) of the Credit Agreement shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows: Within 15 days after the end of each calendar month, (i) a consolidated balance sheet and profit and loss statement, (ii) segment-level profit and loss statements, in each case, relating to the most recently ended calendar month and with commentary by management on financial and operational performance, and (iii) the certificate described in Section 7.18 (Minimum Liquidity), and (iv) beginning with the calendar month ending June 30, 2021, a certificate of a Responsible Officer certifying the Cash Balance as of the immediately preceding Test Date. (g) Clause (q) of Section 7.01 (Indebtedness) of the Credit Agreement shall be amended by inserting the text underlined below to read in its entirety as follows: (q) (x) Notes Indebtedness of the Borrower issued on or prior to February 17, 2021 in an aggregate principal amount not to exceed $165,000,000 (plus the principal amount of Term Loans converted or exchanged into Notes Indebtedness pursuant to a Cashless Term Loan Prepayment) at any time outstanding and (y) Additional Notes Indebtedness of the Borrower issued on or after the Amendment No. 4 Effective Date in an aggregate amount not to exceed $150,000,000 at any time outstanding; provided that (i) at the time of any issuance thereof, no Default or Event of Default shall have occurred and be continuing or may result therefrom, (ii) such Notes Indebtedness shall mature no earlier than February 8, 2026 and shall not have any scheduled amortization or payments of principal prior to such maturity date, (iii) the documentation governing such Notes Indebtedness shall not require any mandatory prepayments, redemptions or sinking fund obligations prior to the Revolving Credit Facility Termination Date, other than a customary acceleration

US5974635 006975-0846 5 right after an event of default, (iv) the interest rate applicable to such Notes Indebtedness shall not exceed the rate in effect on the date of issuance of such Notes Indebtedness (which shall in no event exceed 9.00% per annum or, with respect to the Additional Notes Indebtedness, 10.50% per annum), plus the default rate in effect on the date of issuance of such Notes (which shall in no event exceed 4.00% per annum), provided that such default interest shall only accrue and not be paid in cash, (v) the documentation governing such Notes Indebtedness shall not be modified to add any event of default or add or make more restrictive to the Borrower or any Loan Party or its subsidiaries any covenant as set forth in the form of base Indenture, as supplemented by the form of First Supplemental Indenture, in each case, delivered to the Administrative Agent on February 7, 2021 (such base Indenture together with the First Supplemental Indenture, the “Existing Notes Indenture”) and at no time shall the documentation governing Additional Notes Indebtedness include any event of default in addition to or covenant more restrictive to the Borrower or any Loan Party or its subsidiaries than the events of default or covenants as set forth in the Existing Notes Indenture, and (vi) such Notes Indebtedness shall continue to be unsecured and shall not be guaranteed by any Person; 2. Additional Agreements and Acknowledgments (a) The Borrower agrees to pay, or cause to be paid, to the Administrative Agent, for the account of each Revolving Credit Lender who consented to this Amendment by executing and delivering to the Administrative Agent a signature page hereto on or prior to the Amendment No. 4 Effective Date, a work fee of $50,000, which fee shall be earned on the Amendment No. 4 Effective Date and shall be payable in immediately available funds upon the Amendment No. 4 Effective Date; provided that, if the aggregate amount of such fees payable under this Section 2(a) exceeds $700,000, the aggregate amount of such fees shall be reduced by the excess thereof and such reduced fees shall be allocated equally among each such consenting Revolving Credit Lender (the fees under this Section 2(a), the “Work Fees”). (b) Notwithstanding any notice requirement set forth in Section 2.05(a)(i)(D) of the Credit Agreement and any payment requirements set forth in Section 2.12(a), the parties hereto agree, and the Term Loan Lenders hereby acknowledge, that on March 4, 2021 the Borrower made the Amendment No. 3 Term Loan Prepayment in the amount of $75,000,000, which was applied to the Fixed Rate Loans as follows: Tranche A-3 Term Loans in the amount of $40,000,000, Tranche A-4 Term Loans in the amount of $30,000,000 and Tranche A-6 Term Loans in the amount of $5,000,000. The parties hereto agree, and the Term Loan Lenders hereby acknowledge, that as of March 4, 2021, the following amounts of Fixed Rate Loans are deemed outstanding: Tranche A-3 Term Loans in the amount of

US5974635 006975-0846 6 $73,330,152.36, Tranche A-4 Term Loans in the amount of $0.00 and Tranche A- 6 Term Loans in the amount of $0.00. (c) The parties hereto agree, and the Term Loan Lenders hereby acknowledge, that payment of all accrued interest on the Amendment No. 3 Term Loan Prepayment required to be made pursuant to Section 2.05(a)(i) of the Credit Agreement shall instead be paid on the Interest Payment Date with respect to Fixed Rate Loans immediately following the Amendment No. 4 Effective Date, which payment shall be made in accordance with Section 2.12(a) of the Credit Agreement. (d) The Borrower and the other Loan Parties each acknowledge and agree that the breach or failure to comply in any respect with the terms and conditions of this Section 2 shall constitute an immediate Event of Default under Section 8.01 of the Credit Agreement. 3. Effectiveness; Conditions Precedent. The amendments contained herein shall only be effective upon the satisfaction or waiver of each of the following conditions precedent (the date of satisfaction or waiver, the “Amendment No. 4 Effective Date”): (a) the Administrative Agent shall have received each of the following documents or instruments in form and substance acceptable to the Administrative Agent: (i) counterparts of this Amendment executed by the Loan Parties, the Limited Guarantor, the Administrative Agent, the Required Lenders and each Term Loan Lender; and (ii) a certificate of the chief financial officer or treasurer of the Borrower certifying that as of the Amendment No. 4 Effective Date (A) all of the representations and warranties in this Amendment are true and correct in all material respects (or, to the extent any such representation and warranty is modified by a materiality or Material Adverse Effect standard, in all respects) as of such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects (or, to the extent any such representation and warranty is modified by a materiality or Material Adverse Effect standard, in all respects) as of such earlier date), (B) no Default shall exist, or would result from the occurrence of the Amendment No. 4 Effective Date and (C) that since December 31, 2020, there have not occurred any facts, circumstances, changes, developments or events which, individually or in the aggregate, have constituted or would reasonably be expected to result in, a Material Adverse Effect.

US5974635 006975-0846 7 (b) the Administrative Agent shall have received on account of each Revolving Credit Lender who consented to this Amendment, the Work Fee; (c) without prejudice to, or limiting the Borrower’s obligations under, Section 10.04 (Expenses; Indemnity; Damage Waiver) of the Credit Agreement, all outstanding fees, costs and expenses due to the Administrative Agent and the Lenders, including on account of Agent’s Legal Advisor and FTI, shall have been paid in full to the extent that the Borrower has received an invoice therefor (with reasonable and customary supporting documentation) at least two Business Days prior to the Amendment No. 4 Effective Date (without prejudice to any post-closing settlement of such fees, costs and expenses to the extent not so invoiced); and (d) each of the representations and warranties made by the Borrower in Section 4 hereof shall be true and correct. The Administrative Agent agrees that it will, upon the satisfaction or waiver of the conditions contained in this Section 3, promptly provide written notice to the Borrower, and the Lenders of the effectiveness of this Amendment. 4. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders, for itself and for each other Loan Party, as follows: (a) that both immediately prior to and immediately after giving effect to this Amendment, no Default or Event of Default exists; (b) the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties (i) specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and (ii) contain a materiality or Material Adverse Effect qualifier, in which case such representations and warranties shall be true and correct in all respects); (c) the execution, delivery and performance by the Borrower and the other Loan Parties of this Amendment and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate, limited liability company or partnership action, including the consent of shareholders, partners and members where required, do not contravene any Loan Party or any of its Subsidiaries’ respective Constituent Documents, do not violate any Requirement of Law applicable to any Loan Party or any order or decree of any Governmental Authority or arbiter applicable to any Loan Party and do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any

US5974635 006975-0846 8 Governmental Authority or any other Person in order to be effective and enforceable; (d) this Amendment has been duly executed and delivered on behalf of the Borrower and the other Loan Parties; (e) this Amendment constitutes a legal, valid and binding obligation of the Borrower and the other Loan Parties enforceable against the Borrower and the other Loan Parties in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, Debtor Relief Laws or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity; and (f) as of the date hereof, all Liens, security interests, assignments and pledges encumbering the Collateral, created pursuant to and/or referred to in the Credit Agreement or the other Loan Documents, are valid, enforceable, duly perfected to the extent required by the Loan Documents, non-avoidable, first priority liens, security interests, assignments and pledges (subject to Liens permitted by Section 7.02 of the Credit Agreement), continue unimpaired, are in full force and effect and secure and shall continue to secure all of the obligations purported to be secured in the respective Security Instruments pursuant to which such Liens were granted. 5. Consent, Acknowledgement and Reaffirmation of Indebtedness and Liens. (a) By its execution hereof, each Loan Party, in its capacity under each of the Loan Documents to which it is a party (including the capacities of debtor, guarantor, grantor and pledgor, as applicable, and each other similar capacity, if any, in which such party has granted Liens on all or any part of its properties or assets, or otherwise acts as an accommodation party, guarantor, indemnitor or surety with respect to all or any part of the Obligations), hereby: (i) expressly consents to the amendments and modifications to the Credit Agreement effected hereby; (ii) expressly confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which it is a party is, and all of the obligations and liabilities of such Loan Party to the Administrative Agent, the Lenders and each other Secured Party contained in the Loan Documents to which it is a party (in each case, as amended and modified by this Amendment), are and shall continue to be, in full force and effect and are hereby reaffirmed, ratified and confirmed in all respects and, without limiting the foregoing, agrees to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings,

US5974635 006975-0846 9 warranties, indemnities, guaranties, grants of security interests and covenants contained in the Loan Documents; (iii) to the extent such party has granted Liens or security interests on any of its properties or assets pursuant to any of the Loan Documents to secure the prompt and complete payment, performance and/or observance of all or any part of its Obligations to the Administrative Agent, the Lenders, and/or any other Secured Party, acknowledges, ratifies, remakes, regrants, confirms and reaffirms without condition, all Liens and security interests granted by such Loan Party to the Administrative Agent for their benefit and the benefit of the Lenders, pursuant to the Credit Agreement and the other Loan Documents, and acknowledges and agrees that all of such Liens and security interests are intended and shall be deemed and construed to continue to secure the Obligations under the Loan Documents, as amended, restated, supplemented or otherwise modified and in effect from time to time, including but not limited to, the Loans made by, and Letters of Credit provided by, the Administrative Agent and the Lenders to the Borrower and/or the other Loan Parties under the Credit Agreement, and all extensions renewals, refinancings, amendments or modifications of any of the foregoing; (iv) agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens and security interests granted in or pursuant to the Loan Documents; and (v) acknowledges and agrees that: (i) the Guaranty and any obligations incurred thereunder, have been provided in exchange for “reasonably equivalent value” (as such term is used under the Bankruptcy Code and applicable state fraudulent transfer laws) and “fair consideration” (as such term is used under applicable state fraudulent conveyance laws) or similar term under applicable Debtor Relief Laws and (ii) each grant or perfection of a Lien or security interest on any Collateral provided in connection with Loan Documents, this Amendment and/or any negotiations with the Administrative Agent and/or the Lenders in connection with a “workout” of the Obligations is intended to constitute, and does constitute, a “contemporaneous exchange for new value” (as such term is used in Section 547 of the Bankruptcy Code) or similar concept under applicable Debtor Relief Laws. (b) By its execution hereof, the Limited Guarantor, in its capacity under the Limited Guarantor, hereby: (i) expressly consents to the amendments and modifications to the Credit Agreement effected hereby;

US5974635 006975-0846 10 (ii) expressly confirms and agrees that, notwithstanding the effectiveness of this Amendment, the Limited Guaranty, is and shall continue to be, in full force and effect and is hereby reaffirmed, ratified and confirmed in all respects and, without limiting the foregoing, agrees to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings, warranties, indemnities, guaranties, grants of security interests and covenants contained in the Limited Guaranty; and (iii) acknowledges and agrees that the Limited Guaranty and any obligations incurred thereunder, have been provided in exchange for “reasonably equivalent value” (as such term is used under the Bankruptcy Code and applicable state fraudulent transfer laws) and “fair consideration” (as such term is used under applicable state fraudulent conveyance laws). 6. Releases; Waivers. (a) By its execution hereof, each Loan Party (on behalf of itself and its Affiliates) and its successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under any Loan Party, for its past, present and future employees, agents, representatives, officers, directors, shareholders, and trustees (each, a “Releasing Party” and collectively, the “Releasing Parties”), does hereby remise, release and discharge, and shall be deemed to have forever remised, released and discharged, the Administrative Agent, the Lenders and each of the other Secured Parties, and the Administrative Agent’s, each Lenders’ and each other Secured Party’s respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, affiliates, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any of the foregoing would be liable if such persons or entities were found to be liable to any Releasing Party, or any of them (collectively hereinafter, the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, covenants, controversies, damages, judgments, expenses, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including, without limitation, any so called “lender liability” claims, claims for subordination (whether equitable or otherwise), interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses and incidental, consequential and punitive damages payable to third parties, or any claims arising under 11 U.S.C. §§ 541-550 or any claims for avoidance or recovery under any other federal, state or foreign law equivalent), whether known or unknown, fixed or contingent, joint

US5974635 006975-0846 11 and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore have accrued against any of the Lender Parties under the Credit Agreement or any of the other Loan Documents, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof, in all cases of the foregoing in any way, directly or indirectly arising out of, connected with or relating to the Credit Agreement or any other Loan Document and the transactions contemplated thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing (each, a “Claim” and collectively, the “Claims”), in each case, other than Claims arising from Lender Parties’ gross negligence, fraud, or willful misconduct. Each Releasing Party further stipulates and agrees with respect to all Claims, that it hereby waives, to the fullest extent permitted by applicable law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, or any principle of common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this Section 6. (b) By its execution hereof, each Loan Party hereby (i) acknowledges and confirms that there are no existing defenses, claims, subordinations (whether equitable or otherwise), counterclaims or rights of recoupment or setoff against the Administrative Agent, the Lenders or any other Secured Parties in connection with the Obligations or in connection with the negotiation, preparation, execution, performance or any other matters relating to the Credit Agreement, the other Loan Documents or this Amendment and (ii) expressly waives any setoff, counterclaim, recoupment, defense or other right that such Loan Party now has against the Administrative Agent, any Lender or any of their respective affiliates, whether in connection with this Amendment, the Credit Agreement and the other Loan Documents, the transactions contemplated by this Amendment or the Credit Agreement and the Loan Documents, or any agreement or instrument relating thereto. 7. Entire Agreement. This Amendment, the Credit Agreement (including giving effect to the amendments set forth in Section 1 above), and the other Loan Documents (collectively, the “Relevant Documents”), set forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements

US5974635 006975-0846 12 among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to any other party in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or cancelled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement. 8. Full Force and Effect of Credit Agreement. This Amendment is a Loan Document (and the Borrower and the other Loan Parties agree that the “Obligations” secured by the Collateral shall include any and all obligations of the Loan Parties under this Amendment). Except as expressly modified hereby, all terms and provisions of the Credit Agreement and all other Loan Documents remain in full force and effect and nothing contained in this Amendment shall in any way impair the validity or enforceability of the Credit Agreement or the Loan Documents, or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein. This Amendment shall not constitute a modification of the Credit Agreement or any of the other Loan Documents or a course of dealing with Administrative Agent or the Lenders at variance with the Credit Agreement or the other Loan Documents such as to require further notice by Administrative Agent or any Lender to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future, except in each case as expressly set forth herein. The Borrower acknowledges and expressly agrees that Administrative Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents (subject to any qualifications set forth therein), as amended herein. 9. Counterparts; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Section 3 above, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, electronic email or other electronic imaging means (e.g., “pdf” or “tif”), including DocuSign, shall be effective as delivery of a manually executed counterpart of this Amendment.

US5974635 006975-0846 13 10. Governing Law; Jurisdiction; Waiver of Jury Trial. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Sections 10.04, 10.14 and 10.15 of the Credit Agreement are hereby incorporated herein by this reference. 11. Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavour in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. 12. References. All references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement and each reference to the “Credit Agreement”, (or the defined term “Agreement”, “thereunder”, “thereof” of words of like import referring to the Credit Agreement) in the other Loan Documents shall mean and be a reference to the Credit Agreement as amended hereby and giving effect to the amendments contained in this Amendment. 13. Successors and Assigns. This Amendment shall be binding upon the Borrower, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lenders and the Administrative Agent and the respective successors and assigns of the Borrower, the Lenders and the Administrative Agent. [Signature pages follow]

[Babcock & Wilcox Enterprises, Inc. Amendment No. 4 Signature Page] IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written. BABCOCK & WILCOX ENTERPRISES, INC. By: _______________________________________ Name: Rodney E. Carlson Title: Treasurer

Acknowledged and Agreed for purposes of Sections 1, 2, 5(a), 6 and 8 of the Amendment:

AMERICON EQUIPMENT SERVICES, INC.
AMERICON, LLC
BABCOCK & WILCOX CONSTRUCTION CO., LLC
BABCOCK & WILCOX EBENSBURG POWER, LLC
BABCOCK & WILCOX EQUITY INVESTMENTS, LLC
BABCOCK & WILCOX HOLDINGS, LLC
BABCOCK & WILCOX INDIA HOLDINGS, INC.
BABCOCK & WILCOX INTERNATIONAL SALES AND SERVICE CORPORATION
BABCOCK & WILCOX INTERNATIONAL, INC.
BABCOCK & WILCOX CANADA CORP.
BABCOCK & WILCOX SPIG, INC.
BABCOCK & WILCOX TECHNOLOGY, LLC
BABCOCK & WILCOX DE MONTERREY, S.A. DE C.V.
DELTA POWER SERVICES, LLC
DIAMOND OPERATING CO., INC.
DIAMOND POWER AUSTRALIA HOLDINGS, INC.
DIAMOND POWER CHINA HOLDINGS, INC.
DIAMOND POWER EQUITY INVESTMENTS, INC.
DIAMOND POWER INTERNATIONAL, LLC
EBENSBURG ENERGY, LLC
O&M HOLDING COMPANY
POWER SYSTEMS OPERATIONS, INC.
SOFCO EFS HOLDINGS LLC
THE BABCOCK & WILCOX COMPANY

By: /s/ Rodney E. Carlson
Name: Rodney E. Carlson
Title: Treasurer

[Babcock & Wilcox Enterprises, Inc.
Amendment No. 4 Signature Page]

[Babcock & Wilcox Enterprises, Inc. Amendment No. 4 Signature Page] Acknowledged and Agreed for purposes of Section 5(b) of the Amendment: B. RILEY FINANCIAL, INC. By: Name: Phil Ahn Title: CFO

[Babcock & Wilcox Enterprises, Inc. Amendment No. 4 Signature Page] Administrative Agent: BANK OF AMERICA, N.A., as Administrative Agent By:_________________________ Name: Title: Bridgett J. Manduk Mowry Vice President

[Babcock & Wilcox Enterprises, Inc. Amendment No. 4 - Signature Page] ___________________________, as Lender By:_________________________ Name: Title: Banc of America Credit Products, Inc Austin Penland AVP

[Babcock & Wilcox Enterprises, Inc. Amendment No. 4 - Signature Page] ___________________________, as Lender By:_________________________ Name: Stefanie Tanwar Title: Director Bank of America, N.A.

[Babcock & Wilcox Enterprises, Inc. Amendment No. 4 - Signature Page] ___________________________, as Lender By:_________________________ Name: Title: By:_________________________ Name: Title: Hiliary Lai Senior Manager The Bank of Nova Scotia Justin Mitges Director

[Babcock & Wilcox Enterprises, Inc. Amendment No. 4 - Signature Page] ___________________________, as Lender By:_________________________ Name: Title: By:_________________________ Name: Title: Managing Director Pierre Nicholas Rogers BNP Paribas Amy Kirschner Managing Director

[Babcock & Wilcox Enterprises, Inc. Amendment No. 4 - Signature Page] ___________________________, as Lender By:_________________________ Name: Title: By:_________________________ Name: Title: Kathleen Sweeney Managing Director Yuriy A. Tsyganov Director CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

[Babcock & Wilcox Enterprises, Inc. Amendment No. 4 - Signature Page] JPMORGAN CHASE BANK, N.A., as Lender By:_________________________ Name: Antje Focke Title: Executive Director

[Babcock & Wilcox Enterprises, Inc. Amendment No. 4 - Signature Page] MUFG Bank, Ltd., as Lender By:_________________________ Name: David Helffrich Title: Director

[Babcock & Wilcox Enterprises, Inc. Amendment No. 4 - Signature Page] ___________________________, as Lender By:_________________________ Name: Title: TD Bank, N.A. Bethany Buitenhuys Vice President

[Babcock & Wilcox Enterprises, Inc. Amendment No. 4 - Signature Page] UniCredit Bank, AG, New York Branch, as Lender _________________________ Michael D. Novellino Director _________________________ Scott Obeck Director

[Babcock & Wilcox Enterprises, Inc. Amendment No. 4 Signature Page] B. RILEY SECURITIES, INC. (f/k/a B. Riley FBR, Inc.), as Term Loan Lender By: Name: Michael McCoy Title: CFO

[Babcock & Wilcox Enterprises, Inc. Amendment No. 4 Signature Page] B. RILEY FINANCIAL, INC., as Term Loan Lender By: Name: Phil Ahn Title: CFO